Exhibit 4.17


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                            REGISTRATION RIGHTS AGREEMENT





                                 Dated March 11, 1997





                                       between



                                  ICG HOLDINGS, INC.




                                         and



                          MORGAN STANLEY & CO. INCORPORATED




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



                            REGISTRATION RIGHTS AGREEMENT



                    THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into March 11, 1997, between ICG HOLDINGS, INC., a Colorado corporation ("Holdings"), and MORGAN STANLEY & CO. INCORPORATED (the "Placement Agent").

                    This Agreement is made pursuant to the Placement Agreement dated March 6, 1997, among Holdings, ICG and the Placement Agent (the "Placement Agreement"), which provides for the sale by Holdings and ICG to the Placement Agent of
          (i) 100,000 shares of Holdings' 14% Exchangeable Preferred Stock, which will be mandatorily redeemable in 2008 (the "Shares"), as set forth in the Second Amended and Restated Articles of Incorporation of Holdings (the "Amended Articles"), and will be exchangeable, at the option of Holdings, in whole but not in part, into Senior Subordinated Exchange Debentures due 2008 (the "Exchange Debentures") to be issued, if applicable, pursuant to an Indenture to be dated as of the date of such exchange (the "Exchange Indenture") and (ii) $176,000,000 million aggregate principal amount at maturity of 11 5/8% Senior Discount Notes due 2007 of Holdings (the "Notes") issued pursuant to the provisions of an Indenture to be dated as of the date hereof (the "Indenture") among Holdings, ICG and Norwest Bank Colorado, National Association, as trustee. The obligations of Holdings under the Notes and the Indenture, and under the Exchange Debentures and the Exchange Indenture when issued, will be guaranteed by ICG on a senior unsecured basis and a senior subordinated unsecured basis, respectively, pursuant to the terms of the Indenture and the Exchange Indenture, respectively. In order to induce the Placement Agent to enter into the Placement Agreement, Holdings has agreed to provide to the Placement Agent and its direct and indirect transferees the registration rights with respect to the Shares set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Placement Agreement.

                    In consideration of the foregoing, the parties hereto agree as follows:

                    1.   Definitions.
                         -----------

                    As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                    "1933 Act"
                    ---------      shall mean the Securities Act of 1933,
               as amended from time to time.

                    "1934 Act"
                     --------      shall mean the Securities Exchange Act
               of 1934, as amended from time to time.

                    "Amended Articles"
                    -----------------   shall have the meaning set forth in
               the preamble.

                    "Closing Date"
                     ------------  shall mean the Closing Date as defined
               in the Placement Agreement.

                    "Exchange Debentures"
                     -------------------     shall have the meaning set
               forth in the preamble.

                    "Exchange Indenture"
                     ------------------ shall have the meaning set forth in
               the preamble.

                    "Exchange Offer"
                     ---------------    shall mean the exchange offer by
               Holdings of Exchange Shares for Registrable Shares pursuant to Section 2(a) hereof.

                    "Exchange Offer Registration"
                     ---------------------------  shall mean a registration
               under the 1933 Act effected pursuant to Section 2(a) hereof.

                    "Exchange Offer Registration Statement"
                     -------------------------------------  shall mean an
               exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                    "Exchange Shares"
                     ---------------    shall mean securities issued by
               Holdings containing terms identical to the Shares (except that such Exchange Shares shall bear no legend and shall be free from restrictions on transfers), to be offered to Holders of Shares in exchange for Shares pursuant to the Exchange Offer.

                    "Holder"
                     ------   shall mean the Placement Agent, for so long
               as it owns any Registrable Shares, and each of its successors, assigns and direct and indirect transferees who become registered owners of Registrable Shares under the Amended Articles; provided that for purposes of Sections 4
                                 --------  and 5 of this Agreement, the
               term "Holder" shall include Participating Broker-Dealers (as defined in Section 4(a)).

                    "Holdings"
                     -------- shall have the meaning set forth in the
               preamble and shall also include Holdings' successors.

                    "ICG"
                     ----     shall mean ICG Communications, Inc., a
               Delaware corporation and its successors.

                    "Majority Holders"
                     ----------------   shall mean the Holders of a
               majority of the aggregate liquidation preference of outstanding Registrable Shares; provided that whenever the
                                               -------- consent or approval
               of Holders of a specified percentage of Registrable Shares is required hereunder, Registrable Shares held by Holdings or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) (other than the Placement Agent or subsequent holders of Registrable Shares if such subsequent holders are deemed to be such affiliates solely by reason of their holding of such Registrable Shares) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

                    "Person"
                     ------   shall mean an individual, partnership,
               corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                    "Placement Agent"
                     ---------------    shall have the meaning set forth in
               the preamble.

                    "Placement Agreement"
                     -------------------     shall have the meaning set
               forth in the preamble.

                    "Prospectus"
                     ----------    shall mean the prospectus included in a
               Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

                    "Registrable Shares"
                     ------------------ shall mean the Shares, including
               any additional Shares paid as dividends; provided, however,
                                                        --------  -------
               that the Shares shall cease to be Registrable Shares (i) when a Registration Statement with respect to such Shares shall have been declared effective under the 1933 Act and such Shares shall have been disposed of pursuant to such Registration Statement, (ii) when such Shares have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the 1933 Act or (iii) when such Shares shall have ceased to be outstanding.

                    "Registration Expenses"
                     ---------------------   shall mean any and all
               expenses incident to performance of or compliance by Holdings with this Agreement, including without limitation:
               (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters or Holders in connection with blue sky qualification of any of the Exchange Shares or Registrable Shares), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, if any, (v) the fees and disbursements of counsel for Holdings and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Placement Agent) and (vi) the fees and disbursements of the independent public accountants of Holdings, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Shares by a Holder.

                    "Registration Statement"
                     ----------------------  shall mean any registration
               statement of Holdings that covers any of the Exchange Shares or Registrable Shares pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                    "SEC"
                     --- shall mean the Securities and Exchange Commission.

                    "Shelf Registration"
                     ------------------ shall mean a registration effected
               pursuant to Section 2(b) hereof.

                    "Shelf Registration Statement"
                     ---------------------------- shall mean a "shelf"
               registration statement of Holdings pursuant to the provisions of Section 2(b) of this Agreement which covers all of the Registrable Shares on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                    "Transfer Agent"
                     --------------     shall mean American Stock Transfer
               and Trust Company.

                    "Trustee"
                     -------  shall mean the trustee with respect to the
               Exchange Debentures  under the Exchange Indenture.

                    "Underwriters"
                     ------------  shall have the meaning set forth in
               Section 3 hereof.

                    "Underwritten Registration" or "Underwritten Offering"
                     -------------------------      -------------------
               shall mean a registered offering in which Registrable Shares are sold to an Underwriter for reoffering to the public.

                    2.   Registration Under the 1933 Act.
                         -------------------------------

                    (a) To the extent not prohibited by any applicable law or applicable interpretation of the Staff of the SEC, Holdings shall cause to be filed an Exchange Offer Registration Statement covering the offer by Holdings to the Holders to exchange all of the Registrable Shares for Exchange Shares, to have such Registration Statement declared effective by the SEC and remain effective until the closing of the Exchange Offer and to consummate the Exchange Offer on or prior to September 11, 1997. Holdings shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement has been declared effective by the SEC and use its best efforts to have the Exchange Offer consummated on or prior to September 11, 1997. Holdings shall commence the Exchange Offer by mailing the related exchange offer Prospectus and accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:

                    (i) that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Shares validly tendered will be accepted for exchange;

                    (ii) the dates of acceptance for exchange (which shall
               be a period of at least 30 days from the date such notice is mailed) (the "Exchange Dates");

                    (iii) that any Registrable Shares not tendered will remain outstanding and shall accumulate dividends at the initial rate borne by the Registrable Shares and, other than Registrable Shares referred to in Section 2(b)(iii) below, will not retain any rights under this Agreement;

                    (iv) that Holders electing to have Registrable Shares
               exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Shares, together with the enclosed letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice prior to the close of business on the last Exchange Date; and

                    (v) that Holders will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Shares delivered for exchange and a statement that such Holder is withdrawing his election to have such Registrable Shares exchanged.

                    As soon as practicable after the last Exchange Date, Holdings shall:

                    (i) accept for exchange Registrable Shares or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer; and

                    (ii) deliver, or cause to be delivered, to the Transfer
               Agent for cancellation all Registrable Shares or portions thereof so accepted for exchange by Holdings and issue, and cause the Transfer Agent to promptly authenticate and mail to each Holder, an Exchange Share equal in principal amount to the principal amount of the Registrable Shares surrendered by such Holder.

          Holdings shall use its best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the 1933 Act, the 1934 Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the Staff of the SEC. Holdings shall inform the Placement Agent of the names and addresses of the Holders to whom the Exchange Offer is made, and the Placement Agent shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Registrable Shares in the Exchange Offer.

                    (b) In the event that (i) Holdings determines that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be consummated as soon as practicable after the last Exchange Date because it would violate applicable law or the applicable interpretations of the Staff of the SEC,
          (ii) the Exchange Offer is not for any other reason consummated on or prior to September 11, 1997 or (iii) in the opinion of counsel for the Placement Agent a Registration Statement must be filed and a Prospectus must be delivered by the Placement Agent in connection with any offering or sale of Registrable Shares, Holdings shall use its best efforts to cause to be filed as soon as practicable after such determination, date or notice of such opinion of counsel is given to Holdings, a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Shares and to have such Shelf Registration Statement declared effective by the SEC. In the event Holdings is required to file a Shelf Registration Statement solely as a result of the matters referred to in clause (iii) of the preceding sentence, Holdings shall file and have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Shares and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Shares held by the Placement Agent after completion of the Exchange Offer. Holdings agrees to use its best efforts to keep the Shelf Registration Statement continuously effective until the period referred to in Rule 144(k) or until all of the Registrable Shares covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. Holdings further agrees to supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by Holdings for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder, and to use its best efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as practicable thereafter. Holdings agrees to furnish to the Holders of Registrable Shares copies of any such supplement or amendment promptly after its being used or filed with the SEC.

                    (c) Holdings shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) or
          Section 2(b). Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Shares pursuant to the Shelf Registration Statement.

                    (d) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, -------- ------- the offering of Registrable Shares pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Shares pursuant to such Registration Statement may legally resume. As provided for in the Amended Articles, in the event the Exchange Offer is not consummated and the Shelf Registration Statement is not declared effective on or prior to September 11, 1997, dividends will accrue, at an annual rate of 0.5% of the liquidation preference thereof, on the Shares from September 11, 1997, payable in additional Shares quarterly in arrears on each March 15, June 15, September 15 and December 15, commencing December 15, 1997; provided that if a Shelf Registration
                             -------- Statement is required solely as a result of the matters referred to in clause (iii) of the first sentence of Section 2(b), such increase in dividends shall be payable only to the Placement Agent, with respect to Shares held by it, and only with respect to any period (after September 11, 1997) during which such Shelf Registration Statement is not effective.

                    (e) Without limiting the remedies available to the Placement Agent and the Holders, Holdings acknowledges that any failure by Holdings to comply with its obligations under
          Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Placement Agent or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Placement Agent or any Holder may obtain such relief as may be required to specifically enforce Holdings' obligations under Section 2(a) and Section 2(b) hereof.

                    3.   Registration Procedures.
                         ------------------------

                    In connection with the obligations of Holdings with respect to the Registration Statements pursuant to Section 2(a) and Section 2(b) hereof, Holdings shall as expeditiously as possible:

                    (a) prepare and file with the SEC a Registration Statement on the appropriate form under the 1933 Act, which form (x) shall be selected by Holdings and (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Shares by the selling Holders thereof and
               (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

                    (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act; to keep each Prospectus current during the period described under Section 4(3) and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the Registrable Shares or Exchange Shares;

                    (c) in the case of a Shelf Registration, furnish to each Holder of Registrable Shares, to counsel for the Placement Agent, to counsel for the Holders and to each Underwriter of an Underwritten Offering of Registrable Shares, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Shares; and Holdings consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Shares and any such Underwriters in connection with the offering and sale of the Registrable Shares covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

                    (d) use its best efforts to register or qualify, by the time the applicable Registration Statement is declared effective by the SEC, the Registrable Shares under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Shares covered by a Registration Statement shall reasonably request in writing, to cooperate with such Holder in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Shares owned by such Holder; provided, however, that
                                            --------  ------- Holdings
               shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject;

                    (e) in the case of a Shelf Registration, notify each Holder of Registrable Shares, counsel for the Holders and counsel for the Placement Agent promptly and, if requested by any such Holder or counsel, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Shares covered thereby, the representations and warranties of Holdings contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if Holdings receives any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (vi) of any determination by Holdings that a post-effective amendment to a Registration Statement would be appropriate;

                    (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;

                    (g) in the case of a Shelf Registration, furnish to each Holder of Registrable Shares, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

                    (h) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Shares to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold and not bearing any restrictive legends and enable such Registrable Shares to be in such denominations (consistent with the provisions of the Amended Articles) and registered in such names as the selling Holders may reasonably request at least two business days prior to the closing of any sale of Registrable Shares;

                    (i) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(e)(v) hereof, use its best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Holdings agrees to notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus until Holdings has amended or supplemented the Prospectus to correct such misstatement or omission;

                    (j) within a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Placement Agent and its counsel (and, in the case of a Shelf Registration Statement, the Holders and its counsel) and make such representatives of Holdings as shall be reasonably requested by the Placement Agent or its counsel (and, in the case of a Shelf Registration Statement, the Holders or its counsel) available for discussion of such document, and shall not at any time file or make any amendment to the Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Placement Agent and its counsel (and, in the case of a Shelf Registration Statement, the Holders and its counsel) shall not have previously been advised and furnished a copy or to which the Placement Agent or its counsel (and, in the case of a Shelf Registration Statement, the Holders or its counsel) shall object, except for any amendment or supplement or document (a copy of which has been previously furnished to the Placement Agent and its counsel (and, in the case of a Shelf Registration Statement, the Holders and its counsel)) which counsel to Holdings shall advise Holdings, in the form of a written legal opinion, is required in order to comply with applicable law; the Placement Agent agrees that, if it receives timely notice and drafts under this clause (j), it will not take actions or make objections pursuant to this clause (j) such that Holdings is unable to comply with its obligations under Section 2(a);

                    (k) obtain a CUSIP number and, if applicable, a CINS number, for all Exchange Shares or Registrable Shares, as the case may be, not later than the first effective date of a Registration Statement;

                    (l) cause the Exchange Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Shares or Registrable Shares, as the case may be, cooperate with the Trustee and the Holders to effect such changes to the Exchange Indenture as may be required for the Exchange Indenture to be so qualified in accordance with the terms of the TIA and execute, and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Exchange Indenture to be so qualified in a timely manner;

                    (m) in the case of a Shelf Registration, make available for inspection by a representative of the Holders of the Registrable Shares, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of Holdings, and cause the officers, directors and employees of Holdings to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with a Shelf Registration Statement;

                    (n) in the case of a Shelf Registration, use its best efforts to cause all Registrable Shares to be listed on any securities exchange or any automated quotation system on which similar securities issued by Holdings are then listed if requested by the Majority Holders, to the extent such Registrable Shares satisfy applicable listing requirements;

                    (o) use its best efforts to cause the Exchange Shares or Registrable Shares, as the case may be, to be rated by two nationally recognized statistical rating organizations (as such term is defined in Rule 436(g)(2) under the 1933
               Act);

                    (p) if reasonably requested by any Holder of Registrable Shares covered by a Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as Holdings has received notification of the matters to be incorporated in such filing; and

                    (q) in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority of the Registrable Shares being sold) in order to expedite or facilitate the disposition of such Registrable Shares including, but not limited to, an Underwritten Offering and in such connection, (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Shares with respect to the business of Holdings and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to Holdings (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and its counsel) addressed to each selling Holder and Underwriter of Registrable Shares, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain "cold comfort" letters from the independent certified public accountants of Holdings (and, if applicable, any other certified public accountant of any business acquired by Holdings for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and Underwriter of Registrable Shares, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Shares being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of Holdings made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement.


                    In the case of a Shelf Registration Statement, Holdings may require each Holder of Registrable Shares to furnish to Holdings such information regarding the Holder and the proposed distribution by such Holder of such Registrable Shares as Holdings may from time to time reasonably request in writing.

                    In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from Holdings of the happening of any event of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Shares pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, and, if so directed by Holdings, such Holder will deliver to Holdings (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice. If Holdings shall give any such notice to suspend the disposition of Registrable Shares pursuant to a Registration Statement, Holdings shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions.

                    The Holders of Registrable Shares covered by a Shelf Registration Statement who desire to do so may sell such Registrable Shares in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the "Underwriters") that will administer the offering will be selected by the Majority Holders of the Registrable Shares included in such offering.

                    4.   Participation of Broker-Dealers in Exchange Offer.
                         --------------------------------------------------

                    (a) The Staff of the SEC has taken the position that any broker-dealer that receives Exchange Shares for its own account in the Exchange Offer in exchange for Shares that were acquired by such broker-dealer as a result of market-making or other trading activities (a "Participating Broker-Dealer"), may be deemed to be an "underwriter" within the meaning of the 1933 Act and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Shares.

                    Holdings understands that it is the Staff's position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Shares, without naming the Participating Broker-Dealers or specifying the amount of Exchange Shares owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the 1933 Act in connection with resales of Exchange Shares for their own accounts, so long as the Prospectus otherwise meets the requirements of the 1933 Act.

                    (b) In light of the above, notwithstanding the other provisions of this Agreement, Holdings agrees that the provisions of this Agreement as they relate to a Shelf Registration shall also apply to an Exchange Offer Registration to the extent, and with such reasonable modifications thereto as may be, reasonably requested by the Placement Agent or by one or more Participating Broker-Dealers, in each case as provided in clause (ii) below, in order to expedite or facilitate the disposition of any Exchange Shares by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above; provided
                                                                --------
          that:

                    (i) Holdings shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(i) of this Agreement, for a period exceeding 60 days after the last Exchange Date (as such period may be extended pursuant to the penultimate paragraph of Section 3 of this Agreement) and Participating Broker-Dealers shall not be authorized by Holdings to deliver and shall not deliver such Prospectus after such period in connection with the resales contemplated by this Section 4; and

                    (ii) the application of the Shelf Registration
               procedures set forth in Section 3 of this Agreement to an Exchange Offer Registration, to the extent not required by the positions of the Staff of the SEC or the 1933 Act and the rules and regulations thereunder, will be in conformity with the reasonable request to Holdings by the Placement Agent or with the reasonable request in writing to Holdings by one or more broker-dealers who certify to the Placement Agent and Holdings in writing that they anticipate that they will be Participating Broker-Dealers; and provided further
                                                         -------- -------
               that, in connection with such application of the Shelf Registration procedures set forth in Section 3 of this Agreement to an Exchange Offer Registration, Holdings shall be obligated (x) to deal only with one entity representing the Participating Broker-Dealers, which shall be the Placement Agent unless it elects not to act as such representative, (y) to pay the fees and expenses of only one counsel representing the Participating Broker-Dealers, which shall be counsel to the Placement Agent unless such counsel elects not to so act and (z) to cause to be delivered only one, if any, "cold comfort" letter with respect to the Prospectus in the form existing on the last Exchange Date and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (i) above.

                    (c) The Placement Agent shall have no liability to Holdings or any Holder with respect to any request that it may make pursuant to Section 4(b) above.

                    5.   Indemnification and Contribution.
                         --------------------------------

                    (a) Holdings agrees to indemnify and hold harmless the Placement Agent, each Holder and each Person, if any, who controls the Placement Agent or any Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, or is under common control with, or is controlled by, the Placement Agent or any Holder, from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Placement Agent, any Holder or any such controlling or affiliated Person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Shares or Registrable Shares were registered under the 1933 Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if Holdings shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Placement Agent or any Holder furnished to Holdings in writing by the Placement Agent or any selling Holder expressly for use therein. In connection with any Underwritten Offering permitted by Section 3 of this Agreement, Holdings will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the 1933 Act and the 1934 Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement.

                    (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless Holdings, the Placement Agent and the other selling Holders, and each of their directors, officers who sign the Registration Statement and each Person, if any, who controls Holdings, the Placement Agent and any other selling Holder within the meaning of either Section 15 of the 1933 Act or
          Section 20 of the 1934 Act to the same extent as the foregoing indemnity from Holdings to the Placement Agent and the Holders, but only with reference to information relating to such Holder furnished to Holdings in writing by such Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

                    (c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such Person (the "indemnified party") shall promptly notify the Person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Placement Agent and all Persons, if any, who control the Placement Agent within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for Holdings, its directors, its officers who sign the Registration Statement and each Person, if any, who controls Holdings within the meaning of either such Section and (c) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders and all Persons, if any, who control any Holders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Placement Agent and Persons who control the Placement Agent, such firm shall be designated in writing by the Placement Agent. In such case involving the Holders and such Persons who control Holders, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated by Holdings. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party for such fees and expenses of counsel in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                    (d)  If the indemnification provided for in paragraph
          (a) or paragraph (b) of this Section 4 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of Holdings and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Holdings or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' obligations to contribute pursuant to this Section 5(d) are several in proportion to the principal amount of Registrable Shares of such Holder that were registered pursuant to a Registration Statement.

                    (e) Holdings and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of
                             --- ---- allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which Registrable Shares were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
          Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                    (f)  Survival.
                         --------- The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agent, any Holder or any person controlling the Placement Agent or any Holder, or by or on behalf of Holdings, its officers or directors or any Person controlling Holdings,
          (iii) acceptance of any of the Exchange Shares and (iv) any sale of Registrable Shares pursuant to a Shelf Registration Statement.

                    6.   Miscellaneous.
                         --------------

                    (a)  No Inconsistent Agreements.
                         --------------------------    Holdings has not
          entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Shares in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of Holdings' other issued and outstanding securities under any such agreements.

                    (b)  Amendments and Waivers.
                         ----------------------   The provisions of this
          Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless Holdings has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Shares affected by such amendment, modification, supplement, waiver or consent; provided, however, that no
                                         --------  ------- amendment,
          modification, supplement, waiver or consents to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Shares unless consented to in writing by such Holder.

                    (c)  Notices.
                         -------- All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to Holdings by means of a notice given in accordance with the provisions of this
          Section 6(c), which address initially is, with respect to the Placement Agent, the address set forth in the Placement Agreement; (ii) if to Holdings, initially at 9605 East Maroon Circle, P.O. Box 6742, Englewood, Colorado 80155-6742 and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c).

                    All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

                    Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Transfer Agent, at 40 Wall Street, 46th Floor, New York, New York 10005.

                    (d)  Successors and Assigns.
                         ----------------------   This Agreement shall
          inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein
                                          -------- shall be deemed to
          permit any assignment, transfer or other disposition of Registrable Shares in violation of the terms of the Placement Agreement. If any transferee of any Holder shall acquire Registrable Shares, in any manner, whether by operation of law or otherwise, such Registrable Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Shares such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof. The Placement Agent (solely in its capacity as Placement Agent) shall have no liability or obligation to Holdings with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

                    (e)  Purchases and Sales of Shares.
                         ------------------------------     Holdings shall
          not, and shall use its best efforts to cause its affiliates (as defined in Rule 405 under the 1933 Act) not to, purchase and then resell or otherwise transfer any Shares.

                    (f)  Third Party Beneficiary.
                         -----------------------  The Holders shall be
          third party beneficiaries to the agreements made hereunder between Holdings, on the one hand, and the Placement Agent, on the other hand, and each Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

                    (g)  Counterparts.
                         ------------- This Agreement may be executed manually or by facsimile in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                    (h)  Headings.
                         --------- The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                    (i) Governing Law; Submission to Jurisdiction. ----------------------------------------- The
          laws of the State of New York applicable to contracts to be performed entirely in that state shall govern this Agreement. Holdings agrees to submit to the jurisdiction of any federal or state court located in The City of New York in any suit, action or proceeding with respect to this Agreement and for actions brought under the U.S. federal or state securities laws brought in any such court.

                    (j)  Severability.
                         ------------   In the event that any one or more
          of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.


                    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                                                  ICG HOLDINGS, INC.


                                                  By /s/ James D. Grenfell
                                                    -------------------------
                                                     Name: James D. Grenfell
                                                     Title: Executive Vice
                                                            President, Chief
                                                            Financial Officer
                                                            and Treasurer


          Confirmed and accepted as of
            the date first above written:

          MORGAN STANLEY & CO.
             INCORPORATED


          By /s/ James B. Avery
            ------------------------------
             Name: James B. Avery
             Title:  Vice President